Exhibit 99.1

Brazil Fast Food Corp

Contact:
Brazil Fast Food Corp.	CCG Investor Relations Inc.
Ricardo Figueiredo Bomeny, CEO	Crocker Coulson, President
Phone: +1-55-21-2536-7501 (Brazil)	Phone: +1-646-213-1915 (New York)
Email: ir@bffc.com.br	Email: crocker.coulson@ccgir.com
URL: www.bffc.com.br	URL: www.ccgir.com

Brazil Fast Food Announces First Quarter 2012 Results

Rio de Janeiro, Brazil, May 17, 2012 — Brazil Fast Food Corp. (OTC Bulletin Board: BOBS) (“Brazil Fast Food”, or the “the Company”), the second largest fast-food restaurant chain in Brazil with 891 points of sale, operating under (i) the Bob’s brand, (ii) KFC and Pizza Hut São Paulo as franchisee of Yum! Brands, and (iii) Doggis as franchisee of Gastronomia & Negocios S.A. (formerly Grupo de Empresas Doggis S.A. (“GED”)), today announced financial results for the first quarter 2012 ended March 31, 2012.

First Quarter 2012 Highlights

•	System-wide sales totaled R$254.2 million, up 15.0% from the first quarter 2011
•	Revenue totaled R$60.5 million, up 10.2% from the first quarter 2011
•	Points of sale totaled 891 at March 31, 2012, up from 781 at the end of first quarter 2011
•	EBITDA was R$7.1 million, up 7.3% from the first quarter 2011
•	Operating income increased 13.8% year-over-year to R$5.5 million
•	Net income was R$3.4 million, or R$0.42 per basic and diluted share

“We began fiscal 2012 on a positive note as our revenue increased over 10% year-over-year and we continued to expand our market presence to a record 891 points of sale. Additionally, the decline in the number of Bob’s, KFC and Doggis’s point of sales reflects our strategy to limit direct operations to our most profitable outlets and to focus on growing our franchise network,” said Mr. Ricardo Bomeny, President and CEO of Brazil Fast Food.

First Quarter 2012 Results

System-wide sales grew 15.0% in the first quarter to R$254.2 million, driven by an increase in the number of franchised points of sale as well as higher sales from company-owned stores.

Total revenue for the first quarter 2012 increased by 10.2% to R$60.5 million compared to R$54.9 million in the first quarter 2011. Revenue growth was primarily driven by the continued expansion of Brazil Fast Food’s franchisee network and higher sales from the Company’s franchisee business.

Net revenue for company-owned and operated outlets was up 8.6% year-over-year to R$43.6 million in the first quarter 2012, reflecting an increase in net revenues across the Company’s Bob’s, KFC and Pizza Hut brands, offset somewhat by a decrease in net revenues for the

Brazil Fast Food Corp. First Quarter 2012 Results	page 2

Company’s Doggis brand. At March 31, 2012, the Company had no own operated Doggis’ stores.

Net revenue from franchisees increased 31.6% year-over-year to R$10.0 million, driven primarily by an increase in number of franchised retail outlets to 826, up from 709 in the same period a year ago. Other revenue and income totaled R$0.3 million in the first quarter 2012.

Operating expenses grew 9.8% to R$55.0 million in the first quarter 2012, primarily due to increase in depreciation of headquarters’ fixed assets, accruals for contingencies and other expenses. As a percentage of revenue, operating costs slightly declined from 91.1% of total revenue in the first quarter of 2011 to 90.8% of total revenue in the first quarter 2012.

Operating income for the first quarter of 2012 was R$5.5 million, compared to R$4.9 million in the first quarter of 2011. Operating margin in the first quarter of 2012 was 9.2% compared to 8.9% in the same period of 2011.

EBITDA in the first quarter of 2012 was R$7.1 million, compared to R$6.6 million in the first quarter of 2011. EBITDA margin was 11.8% compared to 12.1% in the comparable period of 2011. Please refer Table No. 4 in this press release for a reconciliation of EBITDA to its nearest GAAP equivalent.

Net income for the first quarter of 2012 was R$3.4 million or R$0.42 per basic and diluted share, compared to net income of R$4.2 million or R$0.52 per basic and diluted share in the same period of 2011.

Financial Condition

As of March 31, 2012 the Company had R$24.1 million in cash and cash equivalents, up from R$21.4 million as of December 31, 2011. Working capital was R$17.6 million, as compared to R$16.9 million as of the end of 2011. Total shareholders' equity was R$49.3 million at the end of the first quarter of 2012, compared to R$45.5 million at the end of 2011.

Subsequent Events

On May 3, 2012, Brazil Fast Food and Yum! Restaurants International (“YRI”) announced the satisfactory completion of the first phase of their efforts to expand the KFC brand in Brazil, pursuant to which the Company was engaged to provide franchise support services to KFC franchisees and to develop the KFC brand, upon its reentry into Brazil. Brazil Fast Food and YRI will remain close partners as the Company will continue to contribute to the development of YRI’s brands as a KFC franchisee focused in Rio de Janeiro and São Paulo and as a Pizza Hut franchisee with operations in the São Paulo metropolitan area.

Business Outlook

Brazil Fast Food completed the acquisition of Yoggi, a frozen yogurt brand in Brazil on May 17, 2012, to expand its product portfolio in the food service industry. Yoggi was founded in 2008 and now has a total of 60 points of sale in Brazil operated by franchisees across the

Brazil Fast Food Corp. First Quarter 2012 Results	page 3

country. Brazil Fast Food expects to increase the total number of points of sale to 150 over the next five years.

“With the acquisition of Yoggi, we have now expanded our product offerings and improved our ability to cater to our customers taste and preferences. We are seeing an increasing level of consumer interest in frozen yogurt and expect this trend to continue. In 2012, we are focusing our efforts on enhancing our customer service and increasing guest counts and sales at our KFC stores by promoting KFC’s Buckets at dinner party and weekends. We also plan to enhance our own-operated Pizza Hut stores results, consolidate “Pizza Hut Express with PHD platform” and expand our Pizza Hut stores. At the end of 2012, we expect Bobs’ brand to reach a total of 1000 points of sale, a 20.5% increase from 2011,” concluded Mr. Bomeny.

About Brazil Fast Food Corp.

Brazil Fast Food Corp. owns and operates, both directly and through franchisees, the second largest fast-food restaurant chain in Brazil. The Bob’s trade name is used by Venbo Comércio de Alimentos Ltda., a subsidiary of Brazil Fast Food holding company, BFFC do Brasil Participações Ltda (formerly 22N Participações Ltda.). The “KFC” trade name is used by CFK Comércio de Alimentos Ltda. (formerly Clematis Indústria e Comércio de alimentos e Participações Ltda.), also a holding company subsidiary. The “Pizza Hut” trade name is used by Internacional Restaurantes do Brasil (“IRB”), a subsidiary of Brazil Fast Food holding company, BFFC do Brasil Participações Ltda., which is a 60% owner of IRB. In 2008, the Company entered into an agreement with GED, now Gastronomía & Negocios S.A. to cross-franchise the Bob’s and Doggis brands in Chile and Brazil, respectively. Brazil Fast Food will control the Doggis master franchise in Brazil and Gastronomía & Negocios S.A. will control the Bob’s master franchise in Chile.

Safe Harbor Statement

This press release contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the disclosures in the Company's filings with the Securities and Exchange Commission, including the risk factors contained in the Company's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

—FINANCIAL TABLES FOLLOW—

Brazil Fast Food Corp. First Quarter 2012 Results	page 4

Table 1

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

Consolidated Balance Sheets – Assets (Unaudited)

(in thousands of Brazilian Reais, except share amounts)

	March 31,			December 31,
	2012			2011
		(unaudited	)
CURRENT ASSETS:
Cash and cash equivalents	R$	24,129		R$	21,357

Inventories		3,139			3,985
Accounts receivable
Clients		4,974			5,660
Franchisees		13,341			12,247
Allowance for doubtful accounts		(801)			(801
Advances to suppliers		2,023			1,500
Prepaid expenses		3,153			3,478
Receivables from properties sale (notes 4 and 5)		2,573			3,523
Other current assets		4,803			4,083

TOTAL CURRENT ASSETS		57,334			55,032

Other receivables and other assets (note 4)		11,062			10,862

Deferred tax asset, net		7,970			8,378

Goodwill		799			799

Property and equipment, net		34,531			31,342

Deferred charges, net		4,787			4,472

TOTAL ASSETS	R$	116,483		R$	110,885

CURRENT LIABILITIES:
Notes payable	R$	10,726	R$	11,523

Accounts payable and accrued expenses		11,265		11,608
Payroll and related accruals		5,420		5,618
Taxes		3,931		5,020
Deferred income tax		1,241		1,262
Current portion of deferred income (note 7)		5,228		1,118
Current portion of contingencies and reassessed taxes		1,912		1,940

TOTAL CURRENT LIABILITIES		39,723		38,089

Deferred income, less current portion (note 7)		3,445		4,057

NOTES PAYABLE, less current portion		5,479		5,068

CONTINGENCIES AND REASSESSED TAXES, less current portion (note 6)		18,555		18,215

TOTAL LIABILITIES		67,202		65,429

Brazil Fast Food Corp. First Quarter 2012 Results	page 5

SHAREHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 5,000 shares authorized; no shares issued				—
Common stock, $.0001 par value, 12,500,000 shares authorized; 8,472,927 shares issued for both 2012 and 2011; and 8,129,437 shares outstanding for both 2012 and 2011		1		1
Additional paid-in capital		61,148		61,148
Treasury Stock (343,490 and 343,490 shares)		(2,060)		(2,060)
Accumulated Deficit		(12,692)		(16,092)

Accumulated comprehensive loss		(1,111)		(1,128)

TOTAL SHAREHOLDERS’ EQUITY		45,286		41,869

Non-Controlling Interest		3,995		3,587

TOTAL EQUITY		49,281		45,456

TOTAL LIABILITIES AND EQUITY	R$	116,483	R$	110,885

Brazil Fast Food Corp. First Quarter 2012 Results	page 6

Table 2

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

Consolidated Statements of Operations (Unaudited)

(in thousands of Brazilian Reais, except share amounts)

	Three Months Ended March 31,
	2012		2011
REVENUES
Net revenues from own-operated restaurants	R$	43,617	R$	40,146

Net revenues from franchisees		10,011		7,610
Revenues from supply agreements		6,591		6,792
Other income		320		397

TOTAL REVENUES		60,539		54,945

Store Costs and Expenses		(40,520)		(37,090)
Franchise Costs and Expenses		(3,079)		(2,568)
Marketing Expenses		(1,351)		(1,015)
Administrative Expenses		(8,602)		(7,768)
Other Operating Expenses		(1,398)		(1,629)
Net result of assets sold and impairment of assets		(44)		(2)

TOTAL OPERATING COST AND EXPENSES		(54,994)		(50,072)

OPERATING INCOME		5,545		4,873

Interest Income (Expense)		(139)		(44)

NET INCOME BEFORE INCOME TAX		5,406		4,829

Income taxes		(1,824)		(592)

NET INCOME BEFORE NON-CONTROLLING INTEREST		3,582		4,237

Net loss attributable to non-controlling interest		(182)		(7)

NET INCOME ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.		3,400		4,230

NET INCOME PER COMMON SHARE
BASIC AND DILUTED	R$	0.42	R$	0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED		8,129,437		8,134,586

NET INCOME ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.	R$	3,400	R$	4,230

Other comprehensive income (loss):
Foreign currency translation adjustment		17		(32)

COMPREHENSIVE INCOME ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.	R$	3,417	R$	4,198

Brazil Fast Food Corp. First Quarter 2012 Results	page 7

Table 3

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(in thousands of Brazilian Reais)

	Three Months Ended March, 31
	2012		2011
CASH FLOW FROM OPERATING ACTIVITIES:
NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	R$	3,582	R$	4,237

Adjustments to reconcile net income to cash provided by (used in) operating activities:

Depreciation and amortization		1,768		1,779
(Gain) Loss on assets sold, net		44		2
Deferred income tax		387		(278

Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable		(408		1,705
Inventories		846		129
Prepaid expenses and other current assets		(198		(104
Other assets		(920		(710
(Decrease) increase in:
Accounts payable and accrued expenses		(343		(2,767
Payroll and related accruals		(198		607
Taxes other than income taxes		(1,089		(1,101
Deferred income		3,498		5,284
Contingencies and reassessed taxes		312		(35
Other liabilities		—		1

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES		7,281		8,749

CASH FLOW FROM INVESTING ACTIVITIES:
Additions to property and equipment		(5,343		(1,397
Proceeds from sale of property, equipment and deferred charges		977		1,164

CASH FLOWS USED IN INVESTING ACTIVITIES		(4,366		(233

CASH FLOW FROM FINANCING ACTIVITIES:
Acquisition of Company’s own shares		—		(119
Non-Controlling Paid in Capital		226		878
Net Borrowings (Repayments) under lines of credit		(386		(4,046

CASH FLOWS USED IN FINANCING ACTIVITIES		(160		(3,287

EFFECT OF FOREIGN EXCHANGE RATE		17		(32

NET INCREASE IN CASH AND CASH EQUIVALENTS		2,772		5,197

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		21,357		16,742

CASH AND CASH EQUIVALENTS AT END OF PERIOD	R$	24,129	R$	21,939

Brazil Fast Food Corp. First Quarter 2012 Results	page 8

Table 4

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

RECONCILIATION OF EBITDA TO NET INCOME

	For the three months ended March 31,
	2012	2011

NET INCOME	3,400	4,230

Interest expenses, Monetary and Foreign exchange loss	139	44

Income taxes	1,824	592

Depreciation and amortization	1,768	1,779

EBITDA	7,131	6,645

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry. In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our business. However, EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Not all companies use identical calculations, and our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.

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